EXHIBIT 99.1

P R E S S R E L E A S E
Vornado Announces Third Quarter 2022 Financial Results
New York City | October 31, 2022
Vornado Realty Trust (NYSE: VNO) reported today:
Quarter Ended September 30, 2022 Financial Results
NET INCOME attributable to common shareholders for the quarter ended September 30, 2022 was $7,769,000, or $0.04 per diluted share, compared to $37,689,000, or $0.20 per diluted share, for the prior year's quarter. Adjusting for the items that impact period-to-period comparability listed in the table on the following page, net income attributable to common shareholders, as adjusted (non-GAAP) for the quarter ended September 30, 2022 was $37,429,000, or $0.19 per diluted share, and $25,926,000, or $0.14 per diluted share for the quarter ended September 30, 2021.
FUNDS FROM OPERATIONS ("FFO") attributable to common shareholders plus assumed conversions (non-GAAP) for the quarter ended September 30, 2022 was $152,461,000, or $0.79 per diluted share, compared to $158,286,000, or $0.82 per diluted share, for the prior year's quarter. Adjusting for the items that impact period-to-period comparability listed in the table on page 3, FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP) for the quarter ended September 30, 2022 was $157,350,000, or $0.81 per diluted share, and $136,213,000, or $0.71 per diluted share for the quarter ended September 30, 2021.
Nine Months Ended September 30, 2022 Financial Results
NET INCOME attributable to common shareholders for the nine months ended September 30, 2022 was $84,665,000, or $0.44 per diluted share, compared to $89,817,000, or $0.47 per diluted share, for the nine months ended September 30, 2021. Adjusting for the items that impact period-to-period comparability listed in the table on the following page, net income attributable to common shareholders, as adjusted (non-GAAP) for the nine months ended September 30, 2022 was $106,652,000, or $0.56 per diluted share, and $65,176,000, or $0.34 per diluted share, for the nine months ended September 30, 2021.
FFO attributable to common shareholders plus assumed conversions (non-GAAP) for the nine months ended September 30, 2022 was $462,463,000, or $2.39 per diluted share, compared to $430,057,000, or $2.24 per diluted share, for the nine months ended September 30, 2021. Adjusting for the items that impact period-to-period comparability listed in the table on page 3, FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP) for the nine months ended September 30, 2022 was $469,851,000, or $2.43 per diluted share, and $393,733,000, or $2.05 per diluted share, for the nine months ended September 30, 2021.

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The following table reconciles net income attributable to common shareholders to net income attributable to common shareholders, as adjusted (non-GAAP):

(Amounts in thousands, except per share amounts)	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2022	2021	2022	2021
Net income attributable to common shareholders	$7,769	$37,689	$84,665	$89,817
Per diluted share	$0.04	$0.20	$0.44	$0.47

Certain expense (income) items that impact net income attributable to common shareholders:
Hotel Pennsylvania loss	$26,613	$6,492	$44,473	$20,474
Deferred tax liability on our investment in Farley Office and Retail (held through a taxable REIT subsidiary)	3,776	1,688	10,183	1,688
Tax benefit recognized by our taxable REIT subsidiaries	—	(27,910)	—	(27,910)
After-tax net gain on sale of 220 Central Park South ("220 CPS") condominium unit(s) and ancillary amenities	—	(8,815)	(6,085)	(31,023)
Net gain on sale of the Center Building (33-00 Northern Boulevard, Long Island City, NY)	—	—	(15,213)	—
Refund of New York City transfer taxes related to the April 2019 transfer to Fifth Avenue and Times Square JV	—	—	(13,613)	—
Other	1,477	15,664	4,137	10,090
	31,866	(12,881)	23,882	(26,681)
Noncontrolling interests' share of above adjustments	(2,206)	1,118	(1,895)	2,040
Total of certain expense (income) items that impact net income attributable to common shareholders	$29,660	$(11,763)	$21,987	$(24,641)
Per diluted share (non-GAAP)	$0.15	$(0.06)	$0.12	$(0.13)

Net income attributable to common shareholders, as adjusted (non-GAAP)	$37,429	$25,926	$106,652	$65,176
Per diluted share (non-GAAP)	$0.19	$0.14	$0.56	$0.34

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The following table reconciles FFO attributable to common shareholders plus assumed conversions (non-GAAP) to FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP):

(Amounts in thousands, except per share amounts)	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2022	2021	2022	2021
FFO attributable to common shareholders plus assumed conversions (non-GAAP)	$152,461	$158,286	$462,463	$430,057
Per diluted share (non-GAAP)	$0.79	$0.82	$2.39	$2.24

Certain expense (income) items that impact FFO attributable to common shareholders plus assumed conversions:
Deferred tax liability on our investment in Farley Office and Retail (held through a taxable REIT subsidiary)	$3,776	$1,688	$10,183	$1,688
Tax benefit recognized by our taxable REIT subsidiaries	—	(27,910)	—	(27,910)
After-tax net gain on sale of 220 CPS condominium unit(s) and ancillary amenities	—	(8,815)	(6,085)	(31,023)
Other	1,477	11,394	3,840	18,698
	5,253	(23,643)	7,938	(38,547)
Noncontrolling interests' share of above adjustments	(364)	1,570	(550)	2,223
Total of certain expense (income) items that impact FFO attributable to common shareholders plus assumed conversions, net	$4,889	$(22,073)	$7,388	$(36,324)
Per diluted share (non-GAAP)	$0.02	$(0.11)	$0.04	$(0.19)

FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP)	$157,350	$136,213	$469,851	$393,733
Per diluted share (non-GAAP)	$0.81	$0.71	$2.43	$2.05
FFO, as Adjusted Bridge - Q3 2022 vs. Q3 2021
The following table bridges our FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP) for the three months ended September 30, 2021 to FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP) for the three months ended September 30, 2022:

(Amounts in millions, except per share amounts)	FFO, as Adjusted
	Amount	Per Share
FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP) for the three months ended September 30, 2021	$136.2	$0.71

Increase (decrease) in FFO, as adjusted due to:
Prior period accrual adjustments recorded in the third quarter of each year related to changes in the tax-assessed value of theMART	22.8
Increase in interest expense, net of increase in interest income	(22.5)
Rent commencement and other tenant related items	15.6
Variable businesses (primarily signage and trade shows)	9.5
Straight-line impact of PENN 1 2023 estimated ground rent reset	(5.8)
Other, net	2.6
	22.2
Noncontrolling interests' share of above items	(1.0)
Net increase	21.2	0.10

FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP) for the three months ended September 30, 2022	$157.4	$0.81
See page 11 for a reconciliation of net income attributable to common shareholders to FFO attributable to common shareholders plus assumed conversions (non-GAAP) for the three and nine months ended September 30, 2022 and 2021. Reconciliations of FFO attributable to common shareholders plus assumed conversions to FFO attributable to common shareholders plus assumed conversions, as adjusted are provided above.

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Dispositions:
220 CPS
During the nine months ended September 30, 2022, we closed on the sale of one condominium unit and ancillary amenities at 220 CPS for net proceeds of $16,124,000 resulting in a financial statement net gain of $7,030,000 which is included in "net gains on disposition of wholly owned and partially owned assets" on our consolidated statements of income. In connection with these sales, $945,000 of income tax expense was recognized on our consolidated statements of income. From inception to September 30, 2022, we have closed on the sale of 107 units and ancillary amenities for net proceeds of $3,023,020,000 resulting in financial statement net gains of $1,124,285,000.
SoHo Properties
On January 13, 2022, we sold two Manhattan retail properties located at 478-482 Broadway and 155 Spring Street for $84,500,000 and realized net proceeds of $81,399,000. In connection with the sale, we recognized a net gain of $551,000 which is included in "net gains on disposition of wholly owned and partially owned assets" on our consolidated statements of income.
Center Building (33-00 Northern Boulevard)
On June 17, 2022, we sold the Center Building, an eight-story 498,000 square foot office building located at 33‑00 Northern Boulevard in Long Island City, New York, for $172,750,000. We realized net proceeds of $58,946,000 after repayment of the existing $100,000,000 mortgage loan and closing costs. In connection with the sale, we recognized a net gain of $15,213,000 which is included in "net gains on disposition of wholly owned and partially owned assets" on our consolidated statements of income. The gain for tax purposes was approximately $74,000,000.
40 Fulton Street
On August 17, 2022, we entered into an agreement to sell 40 Fulton Street, a 251,000 square foot Manhattan office and retail building, for $102,000,000. We expect to close the sale in the fourth quarter of 2022 and recognize a net gain of approximately $33,000,000 after closing costs. The sale is subject to customary closing conditions. As of September 30, 2022, the $64,177,000 carrying value of the property was classified as held-for-sale and is included in "other assets" on our consolidated balance sheets.
Financings:
100 West 33rd Street
On June 15, 2022, we completed a $480,000,000 refinancing of 100 West 33rd Street, a 1.1 million square foot building comprised of 859,000 square feet of office space and 255,000 square feet of retail space. The interest-only loan bears a rate of SOFR plus 1.65% (4.64% as of September 30, 2022) through March 2024, increasing to SOFR plus 1.85% thereafter. The interest rate on the loan was swapped to a fixed rate of 5.06% through March 2024, and 5.26% through June 2027. The loan matures in June 2027, with two one-year extension options subject to debt service coverage ratio and loan-to-value tests. The loan replaces the previous $580,000,000 loan that bore interest at LIBOR plus 1.55% and was scheduled to mature in April 2024.
770 Broadway
On June 28, 2022, we completed a $700,000,000 refinancing of 770 Broadway, a 1.2 million square foot Class A Manhattan office building. The interest-only loan bears a rate of SOFR plus 2.25% (4.93% as of September 30, 2022) and matures in July 2024 with three one-year extension options (July 2027 as fully extended). The interest rate on the loan was swapped to a fixed rate of 4.98% through July 2027. The loan replaces the previous $700,000,000 loan that bore interest at SOFR plus 1.86% and was scheduled to mature in July 2022.

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Financings - continued:
Unsecured Revolving Credit Facility
On June 30, 2022, we amended and extended one of our two revolving credit facilities. The $1.25 billion amended facility bears interest at a rate of SOFR plus 1.15% (4.18% as of September 30, 2022). The term of the facility was extended from March 2024 to December 2027, as fully extended. The facility fee is 25 basis points. On August 16, 2022, the interest rate on the $575,000,000 drawn on the facility was swapped to a fixed interest rate of 3.88% through August 2027. Our other $1.25 billion revolving credit facility matures in April 2026, as fully extended, and bears a rate of SOFR plus 1.19% with a facility fee of 25 basis points.
Unsecured Term Loan
On June 30, 2022, we extended our $800,000,000 unsecured term loan from February 2024 to December 2027. The extended loan bears interest at a rate of SOFR plus 1.30% (4.33% as of September 30, 2022) and is currently swapped to a fixed rate of 4.05%.
330 West 34th Street land owner joint venture
On August 18, 2022, the joint venture that owns the fee interest in the 330 West 34th Street land, in which we have a 34.8% interest, completed a $100,000,000 refinancing. The interest-only loan bears interest at a fixed rate of 4.55% and matures in September 2032. In connection with the refinancing, we realized net proceeds of $10,500,000. The loan replaces the previous $50,150,000 loan that bore interest at a fixed rate of 5.71%.
Interest Rate Hedging Activities
During the nine months ended September 30, 2022, we entered into $2.0 billion of interest rate swap arrangements and extended a $500,000,000 interest rate swap arrangement, reducing our variable rate debt at share as a percentage of our total debt at share to 27% from 47% (excluding our participation in the 150 West 34th Street mortgage loan). The exposure to LIBOR/SOFR index increases on our $2.8 billion of unswapped variable rate debt is partially mitigated over the next year by $2.0 billion of interest rate caps and by an increase in interest income on our cash, cash equivalents, restricted cash and investments in U.S. Treasury bills. For further detail on our interest rate swap and cap arrangements, see page 33 of our Supplemental Operating and Financial Data package for the quarter ended September 30, 2022.
The table below presents the interest rate swap arrangements entered into during the nine months ended September 30, 2022.

(Amounts in thousands)	Notional Amount	All-In Swapped Rate	Swap Expiration Date	Variable Rate Spread
770 Broadway mortgage loan	$700,000	4.98%	07/27	S+225
Unsecured revolving credit facility	575,000	3.88%	08/27	S+115
Unsecured term loan(1)	50,000	4.04%	08/27	S+130
Unsecured term loan (effective 10/23)	500,000	4.39%	10/26	S+130
100 West 33rd Street mortgage loan	480,000	5.06%	06/27	S+165
888 Seventh Avenue mortgage loan(2)	200,000	4.66%	09/27	L+170
____________________
(1)Together with the existing $750,000 interest rate swap arrangement expiring October 2023, the $800,000 unsecured term loan balance currently bears interest at a fixed rate of 4.05%.
(2)The remaining $83,200 amortizing mortgage loan balance bears interest at a floating rate of LIBOR plus 1.70%.

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Leasing Activity:
The leasing activity and related statistics below are based on leases signed during the period and are not intended to coincide with the commencement of rental revenue in accordance with GAAP. Second generation relet space represents square footage that has not been vacant for more than nine months and tenant improvements and leasing commissions are based on our share of square feet leased during the period.
For the Three Months Ended September 30, 2022
•167,000 square feet of New York Office space (140,000 square feet at share) at an initial rent of $88.99 per square foot and a weighted average lease term of 5.8 years. The changes in the GAAP and cash mark-to-market rent on the 101,000 square feet of second generation space were positive 7.2% and positive 1.8%, respectively. Tenant improvements and leasing commissions were $16.21 per square foot per annum, or 18.2% of initial rent.
•62,000 square feet of New York Retail space (57,000 square feet at share) at an initial rent of $242.89 per square foot and a weighted average lease term of 10.5 years. The changes in the GAAP and cash mark-to-market rent on the 36,000 square feet of second generation space were negative 55.8% and negative 49.3%, respectively. Tenant improvements and leasing commissions were $17.96 per square foot per annum, or 7.4% of initial rent.
•67,000 square feet at theMART (all at share) at an initial rent of $52.20 per square foot and a weighted average lease term of 7.3 years. The changes in the GAAP and cash mark-to-market rent on the 38,000 square feet of second generation space were negative 3.1% and negative 7.4%, respectively. Tenant improvements and leasing commissions were $11.64 per square foot per annum, or 22.3% of initial rent.
•154,000 square feet at 555 California (108,000 square feet at share) at an initial rent of $98.20 per square foot and a weighted average lease term of 5.6 years. The changes in the GAAP and cash mark-to-market rent on the 101,000 square feet of second generation space were positive 16.0% and positive 11.9%, respectively. Tenant improvements and leasing commissions were $4.73 per square foot per annum, or 4.8% of initial rent.
For the Nine Months Ended September 30, 2022
•740,000 square feet of New York Office space (607,000 square feet at share) at an initial rent of $84.49 per square foot and a weighted average lease term of 9.2 years. The changes in the GAAP and cash mark-to-market rent on the 362,000 square feet of second generation space were positive 6.2% and positive 3.9%, respectively. Tenant improvements and leasing commissions were $12.09 per square foot per annum, or 14.3% of initial rent.
•90,000 square feet of New York Retail space (85,000 square feet at share) at an initial rent of $262.88 per square foot and a weighted average lease term of 11.6 years. The changes in the GAAP and cash mark-to-market rent on the 42,000 square feet of second generation space were negative 38.3% and negative 34.2%, respectively. Tenant improvements and leasing commissions were $21.82 per square foot per annum, or 8.3% of initial rent.
•275,000 square feet at theMART (all at share) at an initial rent of $51.78 per square foot and a weighted average lease term of 7.2 years. The changes in the GAAP and cash mark-to-market rent on the 221,000 square feet of second generation space were negative 4.5% and negative 4.6%, respectively. Tenant improvements and leasing commissions were $10.88 per square foot per annum, or 21.0% of initial rent.
•210,000 square feet at 555 California (147,000 square feet at share) at an initial rent of $96.40 per square foot and a weighted average lease term of 5.9 years. The changes in the GAAP and cash mark-to-market rent on the 135,000 square feet of second generation space were positive 24.3% and positive 13.6%, respectively. Tenant improvements and leasing commissions were $7.15 per square foot per annum, or 7.4% of initial rent.
Same Store Net Operating Income ("NOI") At Share:
Below is the percentage increase (decrease) in same store NOI at share and same store NOI at share - cash basis of our New York segment, theMART and 555 California Street.

	Total	New York	theMART(2)	555 California Street
Same store NOI at share % increase (decrease)(1):
Three months ended September 30, 2022 compared to September 30, 2021	11.7%	(0.8)%	456.2%	1.3%
Nine months ended September 30, 2022 compared to September 30, 2021	7.4%	3.0%	76.1%	3.5%
Three months ended September 30, 2022 compared to June 30, 2022	2.8%	(3.5)%	79.3%	(3.8)%

Same store NOI at share - cash basis % increase (decrease)(1):
Three months ended September 30, 2022 compared to September 30, 2021	13.8%	1.1%	325.8%	16.7%
Nine months ended September 30, 2022 compared to September 30, 2021	9.4%	4.6%	71.3%	12.2%
Three months ended September 30, 2022 compared to June 30, 2022	4.0%	(2.1)%	70.7%	0.4%
____________________
(1)See pages 13 through 18 for same store NOI at share and same store NOI at share - cash basis reconciliations.
(2)Primarily due to (i) prior period accrual adjustments recorded in the third quarter of each year related to changes in the tax-assessed value of theMART and (ii) an increase in tradeshow activity in the third quarter of 2022.

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NOI At Share:
The elements of our New York and Other NOI at share for the three and nine months ended September 30, 2022 and 2021 and the three months ended June 30, 2022 are summarized below.

(Amounts in thousands)	For the Three Months Ended			For the Nine Months Ended September 30,
	September 30,		June 30, 2022
	2022	2021		2022	2021
NOI at share:
New York:
Office(1)	$174,790	$166,553	$182,042	$534,641	$497,238
Retail	52,127	49,083	51,438	155,670	124,998
Residential	4,598	4,194	5,250	14,622	12,889
Alexander's	9,639	9,009	9,362	27,980	28,567
Hotel Pennsylvania(2)	—	—	—	—	(12,677)
Total New York	241,154	228,839	248,092	732,913	651,015
Other:
theMART(3)	35,769	6,431	19,947	75,630	42,950
555 California Street	16,092	16,128	16,724	49,051	48,230
Other investments	4,074	3,873	4,183	12,699	12,751
Total Other	55,935	26,432	40,854	137,380	103,931

NOI at share	$297,089	$255,271	$288,946	$870,293	$754,946
_______________________
See notes below.

NOI At Share - Cash Basis:
The elements of our New York and Other NOI at share - cash basis for the three and nine months ended September 30, 2022 and 2021 and the three months ended June 30, 2022 are summarized below.

(Amounts in thousands)	For the Three Months Ended			For the Nine Months Ended September 30,
	September 30,		June 30, 2022
	2022	2021		2022	2021
NOI at share - cash basis:
New York:
Office(1)	$174,606	$170,521	$180,326	$532,759	$504,939
Retail	48,096	45,175	47,189	142,678	116,265
Residential	4,556	4,136	4,309	13,554	11,898
Alexander's	10,434	9,790	10,079	30,296	30,987
Hotel Pennsylvania(2)	—	—	—	—	(12,723)
Total New York	237,692	229,622	241,903	719,287	651,366
Other:
theMART(3)	36,772	8,635	21,541	78,749	45,976
555 California Street	16,926	14,745	16,855	50,141	45,552
Other investments	4,280	4,191	4,372	13,292	13,622
Total Other	57,978	27,571	42,768	142,182	105,150

NOI at share - cash basis	$295,670	$257,193	$284,671	$861,469	$756,516
______________________
(1)Includes Building Maintenance Services NOI of $7,043, $6,879, $6,468, $19,293 and $19,426, respectively, for the three months ended September 30, 2022 and 2021 and June 30, 2022 and the nine months ended September 30, 2022 and 2021.
(2)    On April 5, 2021, we permanently closed the Hotel Pennsylvania. Beginning in the third quarter of 2021, we commenced capitalization of carrying costs in connection with our development of the future PENN 15 (formerly Hotel Pennsylvania) site.
(3)    Increase primarily due to (i) prior period accrual adjustments recorded in the third quarter of each year related to changes in the tax-assessed value of theMART and (ii) an increase in tradeshow activity in the third quarter of 2022.

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PENN District - Active Development/Redevelopment Summary as of September 30, 2022

(Amounts in thousands of dollars, except square feet)
		Property Rentable Sq. Ft.			Cash Amount Expended		Remaining Expenditures	Stabilization Year	Projected Incremental Cash Yield
Active PENN District Projects	Segment		Budget(1)
Farley (95% interest)	New York	846,000	1,120,000	(2)	1,069,131	(2)	50,869	2022	6.4%
PENN 2 - as expanded	New York	1,795,000	750,000		330,303		419,697	2025	9.0%
PENN 1 (including LIRR Concourse Retail)(3)	New York	2,546,000	450,000		354,828		95,172	N/A	12.2%	(3)(4)
Districtwide Improvements	New York	N/A	100,000		40,843		59,157	N/A	N/A
Total Active PENN District Projects			2,420,000		1,795,105		624,895		8.0%
________________________________
(1)    Excluding debt and equity carry.
(2)    Net of 154,000 of historic tax credit investor contributions, of which 88,000 has been funded to date (at our 95% share).
(3)    Property is ground leased through 2098, as fully extended. Fair market value resets occur in 2023, 2048 and 2073. The 12.2% projected return is before the ground rent reset in 2023, which may be material.
(4)    Projected to be achieved as pre-redevelopment leases roll; approximate average remaining lease term 3.6 years.

There can be no assurance that the above projects will be completed, completed on schedule or within budget. In addition, there can be no assurance that the Company will be successful in leasing the properties on the expected schedule or at the assumed rental rates.
Conference Call and Audio Webcast
As previously announced, the Company will host a quarterly earnings conference call and an audio webcast on Tuesday, November 1, 2022 at 10:00 a.m. Eastern Time (ET). The conference call can be accessed by dialing 866-374-5140 (domestic) or 404-400-0571 (international) and entering the passcode 86795136. A live webcast of the conference call will be available on Vornado’s website at www.vno.com in the Investor Relations section and an online playback of the webcast will be available on the website following the conference call.
Contact
Thomas J. Sanelli
(212) 894-7000
Supplemental Data
Further details regarding results of operations, properties and tenants can be accessed at the Company’s website www.vno.com. Vornado Realty Trust is a fully - integrated equity real estate investment trust.
Certain statements contained herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not guarantees of performance. They represent our intentions, plans, expectations and beliefs and are subject to numerous assumptions, risks and uncertainties. Our future results, financial condition and business may differ materially from those expressed in these forward-looking statements. You can find many of these statements by looking for words such as "approximates," "believes," "expects," "anticipates," "estimates," "intends," "plans," "would," "may" or other similar expressions in this press release. We also note the following forward-looking statements: in the case of our development and redevelopment projects, the estimated completion date, estimated project cost, projected incremental cash yield, stabilization date and cost to complete; and estimates of future capital expenditures, dividends to common and preferred shareholders and operating partnership distributions. For a discussion of factors that could materially affect the outcome of our forward-looking statements and our future results and financial condition, see “Risk Factors” in Part I, Item 1A, of our Annual Report on Form 10-K for the year ended December 31, 2021. Currently, some of the factors are the ongoing adverse effect of the COVID-19 pandemic, the increase in interest rates and inflation on our business, financial condition, results of operations, cash flows, operating performance and the effect that these factors have had and may continue to have on our tenants, the global, national, regional and local economies and financial markets and the real estate market in general. The extent of the impact of the COVID-19 pandemic will continue to depend on future developments, including vaccination rates among the population, the efficacy and durability of vaccines against emerging variants, and governmental and tenant responses thereto, which continue to be uncertain but the impact could be material. Moreover, you are cautioned that the COVID-19 pandemic will heighten many of the risks identified in "Item 1A. Risk Factors" in Part I of our Annual Report on Form 10-K for the year ended December 31, 2021.

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VORNADO REALTY TRUST
CONSOLIDATED BALANCE SHEETS

(Amounts in thousands)	As of		Increase (Decrease)
	September 30, 2022	December 31, 2021
ASSETS
Real estate, at cost:
Land	$2,477,956	$2,540,193	$(62,237)
Buildings and improvements	10,015,452	9,839,166	176,286
Development costs and construction in progress	802,272	718,694	83,578
Leasehold improvements and equipment	122,948	119,792	3,156
Total	13,418,628	13,217,845	200,783
Less accumulated depreciation and amortization	(3,606,986)	(3,376,347)	(230,639)
Real estate, net	9,811,642	9,841,498	(29,856)
Right-of-use assets	685,298	337,197	348,101	(1)
Cash, cash equivalents, restricted cash and investments in U.S. Treasury bills:
Cash and cash equivalents	845,423	1,760,225	(914,802)
Restricted cash	131,625	170,126	(38,501)
Investments in U.S. Treasury bills	445,165	—	445,165
Total	1,422,213	1,930,351	(508,138)
Tenant and other receivables	81,004	79,661	1,343
Investments in partially owned entities	3,250,197	3,297,389	(47,192)
Real estate fund investments	930	7,730	(6,800)
220 CPS condominium units ready for sale	78,590	57,142	21,448
Receivable arising from the straight-lining of rents	692,733	656,318	36,415
Deferred leasing costs, net	380,221	391,693	(11,472)
Identified intangible assets, net	142,116	154,895	(12,779)
Other assets	630,730	512,714	118,016
Total assets	$17,175,674	$17,266,588	$(90,914)
LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
Liabilities:
Mortgages payable, net	$5,831,769	$6,053,343	$(221,574)
Senior unsecured notes, net	1,191,322	1,189,792	1,530
Unsecured term loan, net	792,847	797,812	(4,965)
Unsecured revolving credit facilities	575,000	575,000	—
Lease liabilities	731,674	370,206	361,468	(1)
Accounts payable and accrued expenses	475,151	613,497	(138,346)
Deferred revenue	41,879	48,118	(6,239)
Deferred compensation plan	95,681	110,174	(14,493)
Other liabilities	265,775	304,725	(38,950)
Total liabilities	10,001,098	10,062,667	(61,569)
Redeemable noncontrolling interests	483,302	688,683	(205,381)
Shareholders' equity	6,438,046	6,236,346	201,700
Noncontrolling interests in consolidated subsidiaries	253,228	278,892	(25,664)
Total liabilities, redeemable noncontrolling interests and equity	$17,175,674	$17,266,588	$(90,914)
____________________________________________________________
(1)In January 2022, we exercised a 25-year renewal option on our PENN 1 ground lease extending the term through June 2073. As a result of the exercise, we remeasured the related ground lease liability to include the 25-year extension option and recorded an estimated incremental right-of-use asset and lease liability of approximately $350,000.

NYSE: VNO | WWW.VNO.COM	PAGE 9 OF 18

VORNADO REALTY TRUST
OPERATING RESULTS

(Amounts in thousands, except per share amounts)	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2022	2021	2022	2021
Revenues	$457,431	$409,212	$1,353,055	$1,168,130

Net income	$20,112	$71,765	$142,390	$175,590
Less net loss (income) attributable to noncontrolling interests in:
Consolidated subsidiaries	3,792	(5,425)	(4,756)	(20,323)
Operating Partnership	(606)	(2,818)	(6,382)	(6,683)
Net income attributable to Vornado	23,298	63,522	131,252	148,584
Preferred share dividends	(15,529)	(16,800)	(46,587)	(49,734)
Series K preferred share issuance costs	—	(9,033)	—	(9,033)
Net income attributable to common shareholders	$7,769	$37,689	$84,665	$89,817

Income per common share - basic:
Net income per common share	$0.04	$0.20	$0.44	$0.47
Weighted average shares outstanding	191,793	191,577	191,756	191,508

Income per common share - diluted:
Net income per common share	$0.04	$0.20	$0.44	$0.47
Weighted average shares outstanding	192,018	192,041	192,042	192,151

FFO attributable to common shareholders plus assumed conversions (non-GAAP)	$152,461	$158,286	$462,463	$430,057
Per diluted share (non-GAAP)	$0.79	$0.82	$2.39	$2.24

FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP)	$157,350	$136,213	$469,851	$393,733
Per diluted share (non-GAAP)	$0.81	$0.71	$2.43	$2.05

Weighted average shares used in determining FFO attributable to common shareholders plus assumed conversions per diluted share	193,808	192,067	193,429	192,177

FFO is computed in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). NAREIT defines FFO as GAAP net income or loss adjusted to exclude net gains from sales of certain real estate assets, real estate impairment losses, depreciation and amortization expense from real estate assets and other specified items, including the pro rata share of such adjustments of unconsolidated subsidiaries. FFO and FFO per diluted share are non-GAAP financial measures used by management, investors and analysts to facilitate meaningful comparisons of operating performance between periods and among our peers because they exclude the effect of real estate depreciation and amortization and net gains on sales, which are based on historical costs and implicitly assume that the value of real estate diminishes predictably over time, rather than fluctuating based on existing market conditions. The Company also uses FFO attributable to common shareholders plus assumed conversions, as adjusted for certain items that impact the comparability of period to period FFO, as one of several criteria to determine performance-based compensation for members of its senior management. FFO does not represent cash generated from operating activities and is not necessarily indicative of cash available to fund cash requirements and should not be considered as an alternative to net income as a performance measure or cash flow as a liquidity measure. FFO may not be comparable to similarly titled measures employed by other companies. In addition to FFO attributable to common shareholders plus assumed conversions, we also disclose FFO attributable to common shareholders plus assumed conversions, as adjusted. Although this non-GAAP measure clearly differs from NAREIT’s definition of FFO, we believe it provides a meaningful presentation of operating performance. Reconciliations of net income attributable to common shareholders to FFO attributable to common shareholders plus assumed conversions are provided on the following page. Reconciliations of FFO attributable to common shareholders plus assumed conversions to FFO attributable to common shareholders plus assumed conversions, as adjusted are provided on page 3 of this press release.

NYSE: VNO | WWW.VNO.COM	PAGE 10 OF 18

VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS

The following table reconciles net income attributable to common shareholders to FFO attributable to common shareholders plus assumed conversions:

(Amounts in thousands, except per share amounts)	For the Three Months Ended September 30,			For the Nine Months Ended September 30,
	2022		2021	2022		2021
Net income attributable to common shareholders	$7,769		$37,689	$84,665		$89,817
Per diluted share	$0.04		$0.20	$0.44		$0.47

FFO adjustments:
Depreciation and amortization of real property	$122,438		$86,180	$335,020		$256,295
Real estate impairment losses	—		7,880	—		7,880
Net gain on sale of real estate	—		—	(28,354)		—
Proportionate share of adjustments to equity in net income of partially owned entities to arrive at FFO:
Depreciation and amortization of real property	32,584		35,125	98,404		104,829
Net loss (gain) on sale of real estate	6		—	(169)		(3,052)
Decrease (increase) in fair value of marketable securities	—		287	—		(1,118)
	155,028		129,472	404,901		364,834
Noncontrolling interests' share of above adjustments	(10,731)		(8,886)	(28,018)		(24,627)
FFO adjustments, net	$144,297		$120,586	$376,883		$340,207

FFO attributable to common shareholders	$152,066		$158,275	$461,548		$430,024
Impact of assumed conversion of dilutive convertible securities	395		11	915		33
FFO attributable to common shareholders plus assumed conversions	$152,461		$158,286	$462,463		$430,057
Per diluted share	$0.79		$0.82	$2.39		$2.24

Reconciliation of weighted average shares outstanding:
Weighted average common shares outstanding	191,793		191,577	191,756		191,508
Effect of dilutive securities:
Convertible securities	1,790	(1)	26	1,407	(1)	26
Share-based payment awards	225		464	266		643
Denominator for FFO per diluted share	193,808		192,067	193,429		192,177
______________________
(1)On January 1, 2022, we adopted Accounting Standards Update 2020-06, which requires us to include our Series D-13 cumulative redeemable preferred units and Series G-1 through G-4 convertible preferred units in our dilutive earnings per share calculations, if the effect is dilutive.

NYSE: VNO | WWW.VNO.COM	PAGE 11 OF 18

VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS - CONTINUED

Below is a reconciliation of net income to NOI at share and NOI at share - cash basis for the three and nine months ended September 30, 2022 and 2021 and the three months ended June 30, 2022.

	For the Three Months Ended			For the Nine Months Ended September 30,
(Amounts in thousands)	September 30,		June 30, 2022
	2022	2021		2022	2021
Net income	$20,112	$71,765	$68,903	$142,390	$175,590
Depreciation and amortization expense	134,526	100,867	118,662	370,631	285,998
General and administrative expense	29,174	25,553	31,902	102,292	100,341
Transaction related costs and other	996	9,681	2,960	4,961	10,630
Income from partially owned entities	(24,341)	(26,269)	(25,720)	(83,775)	(86,768)
Loss (income) from real estate fund investments	111	66	142	(5,421)	(5,107)
Interest and other investment income, net	(5,228)	(633)	(3,036)	(9,282)	(3,694)
Interest and debt expense	76,774	50,946	62,640	191,523	152,904
Net gains on disposition of wholly owned and partially owned assets	—	(10,087)	(28,832)	(35,384)	(35,811)
Income tax expense (benefit)	3,711	(25,376)	3,564	14,686	(20,551)
NOI from partially owned entities	76,020	75,644	74,060	228,772	231,635
NOI attributable to noncontrolling interests in consolidated subsidiaries	(14,766)	(16,886)	(16,299)	(51,100)	(50,221)
NOI at share	297,089	255,271	288,946	870,293	754,946
Non-cash adjustments for straight-line rents, amortization of acquired below-market leases, net and other	(1,419)	1,922	(4,275)	(8,824)	1,570
NOI at share - cash basis	$295,670	$257,193	$284,671	$861,469	$756,516

NOI at share represents total revenues less operating expenses including our share of partially owned entities. NOI at share - cash basis represents NOI at share adjusted to exclude straight-line rental income and expense, amortization of acquired below and above market leases, net and other non-cash adjustments. We consider NOI at share - cash basis to be the primary non-GAAP financial measure for making decisions and assessing the unlevered performance of our segments as it relates to the total return on assets as opposed to the levered return on equity. As properties are bought and sold based on NOI at share - cash basis, we utilize this measure to make investment decisions as well as to compare the performance of our assets to that of our peers. NOI at share and NOI at share - cash basis should not be considered alternatives to net income or cash flow from operations and may not be comparable to similarly titled measures employed by other companies.

NYSE: VNO | WWW.VNO.COM	PAGE 12 OF 18

VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS - CONTINUED

Same store NOI at share represents NOI at share from operations which are in service in both the current and prior year reporting periods. Same store NOI at share - cash basis is same store NOI at share adjusted to exclude straight-line rental income and expense, amortization of acquired below and above market leases, net and other non-cash adjustments. We present these non-GAAP measures to (i) facilitate meaningful comparisons of the operational performance of our properties and segments, (ii) make decisions on whether to buy, sell or refinance properties, and (iii) compare the performance of our properties and segments to those of our peers. Same store NOI at share and same store NOI at share - cash basis should not be considered alternatives to net income or cash flow from operations and may not be comparable to similarly titled measures employed by other companies.

Below are reconciliations of NOI at share to same store NOI at share for our New York segment, theMART, 555 California Street and other investments for the three months ended September 30, 2022 compared to September 30, 2021.

(Amounts in thousands)	Total	New York	theMART	555 California Street	Other
NOI at share for the three months ended September 30, 2022	$297,089	$241,154	$35,769	$16,092	$4,074
Less NOI at share from:
Change in ownership interest in One Park Avenue	(2,106)	(2,106)	—	—	—
Dispositions	(88)	(88)	—	—	—
Development properties	(22,914)	(22,914)	—	—	—
Other non-same store income, net	(6,149)	(2,075)	—	—	(4,074)
Same store NOI at share for the three months ended September 30, 2022	$265,832	$213,971	$35,769	$16,092	$—

NOI at share for the three months ended September 30, 2021	$255,271	$228,839	$6,431	$16,128	$3,873
Less NOI at share from:
Dispositions	(2,754)	(2,754)	—	—	—
Development properties	(6,302)	(6,055)	—	(247)	—
Other non-same store income, net	(8,198)	(4,325)	—	—	(3,873)
Same store NOI at share for the three months ended September 30, 2021	$238,017	$215,705	$6,431	$15,881	$—

Increase (decrease) in same store NOI at share	$27,815	$(1,734)	$29,338	$211	$—

% increase (decrease) in same store NOI at share	11.7%	(0.8)%	456.2%	1.3%	0.0%

NYSE: VNO | WWW.VNO.COM	PAGE 13 OF 18

VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS - CONTINUED

Below are reconciliations of NOI at share - cash basis to same store NOI at share - cash basis for our New York segment, theMART, 555 California Street and other investments for the three months ended September 30, 2022 compared to September 30, 2021.

(Amounts in thousands)	Total	New York	theMART	555 California Street	Other
NOI at share - cash basis for the three months ended September 30, 2022	$295,670	$237,692	$36,772	$16,926	$4,280
Less NOI at share - cash basis from:
Change in ownership interest in One Park Avenue	(1,502)	(1,502)	—	—	—
Dispositions	(88)	(88)	—	—	—
Development properties	(15,796)	(15,796)	—	—	—
Other non-same store income, net	(6,573)	(2,293)	—	—	(4,280)
Same store NOI at share - cash basis for the three months ended September 30, 2022	$271,711	$218,013	$36,772	$16,926	$—

NOI at share - cash basis for the three months ended September 30, 2021	$257,193	$229,622	$8,635	$14,745	$4,191
Less NOI at share - cash basis from:
Dispositions	(3,436)	(3,436)	—	—	—
Development properties	(6,852)	(6,605)	—	(247)	—
Other non-same store income, net	(8,064)	(3,873)	—	—	(4,191)
Same store NOI at share - cash basis for the three months ended September 30, 2021	$238,841	$215,708	$8,635	$14,498	$—

Increase in same store NOI at share - cash basis	$32,870	$2,305	$28,137	$2,428	$—

% increase in same store NOI at share - cash basis	13.8%	1.1%	325.8%	16.7%	0.0%

NYSE: VNO | WWW.VNO.COM	PAGE 14 OF 18

VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS - CONTINUED

Below are reconciliations of NOI at share to same store NOI at share for our New York segment, theMART, 555 California Street and other investments for the nine months ended September 30, 2022 compared to September 30, 2021.

(Amounts in thousands)	Total	New York	theMART	555 California Street	Other
NOI at share for the nine months ended September 30, 2022	$870,293	$732,913	$75,630	$49,051	$12,699
Less NOI at share from:
Change in ownership interest in One Park Avenue	(13,370)	(13,370)	—	—	—
Dispositions	(3,523)	(3,523)	—	—	—
Development properties	(65,440)	(65,440)	—	—	—
Other non-same store income, net	(17,910)	(5,211)	—	—	(12,699)
Same store NOI at share for the nine months ended September 30, 2022	$770,050	$645,369	$75,630	$49,051	$—

NOI at share for the nine months ended September 30, 2021	$754,946	$651,015	$42,950	$48,230	$12,751
Less NOI at share from:
Dispositions	(6,667)	(6,667)	—	—	—
Development properties	(23,207)	(22,359)	—	(848)	—
Hotel Pennsylvania (permanently closed on April 5, 2021)	12,677	12,677	—	—	—
Other non-same store income, net	(20,991)	(8,240)	—	—	(12,751)
Same store NOI at share for the nine months ended September 30, 2021	$716,758	$626,426	$42,950	$47,382	$—

Increase in same store NOI at share	$53,292	$18,943	$32,680	$1,669	$—

% increase in same store NOI at share	7.4%	3.0%	76.1%	3.5%	0.0%

NYSE: VNO | WWW.VNO.COM	PAGE 15 OF 18

VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS - CONTINUED
Below are reconciliations of NOI at share - cash basis to same store NOI at share - cash basis for our New York segment, theMART, 555 California Street and other investments for the nine months ended September 30, 2022 compared to September 30, 2021.

(Amounts in thousands)	Total	New York	theMART	555 California Street	Other
NOI at share - cash basis for the nine months ended September 30, 2022	$861,469	$719,287	$78,749	$50,141	$13,292
Less NOI at share - cash basis from:
Change in ownership interest in One Park Avenue	(10,111)	(10,111)	—	—	—
Dispositions	(3,732)	(3,732)	—	—	—
Development properties	(44,381)	(44,381)	—	—	—
Other non-same store income, net	(19,478)	(6,186)	—	—	(13,292)
Same store NOI at share - cash basis for the nine months ended September 30, 2022	$783,767	$654,877	$78,749	$50,141	$—

NOI at share - cash basis for the nine months ended September 30, 2021	$756,516	$651,366	$45,976	$45,552	$13,622
Less NOI at share - cash basis from:
Dispositions	(6,796)	(6,796)	—	—	—
Development properties	(24,430)	(23,582)	—	(848)	—
Hotel Pennsylvania (permanently closed on April 5, 2021)	12,723	12,723	—	—	—
Other non-same store income, net	(21,310)	(7,688)	—	—	(13,622)
Same store NOI at share - cash basis for the nine months ended September 30, 2021	$716,703	$626,023	$45,976	$44,704	$—

Increase in same store NOI at share - cash basis	$67,064	$28,854	$32,773	$5,437	$—

% increase in same store NOI at share - cash basis	9.4%	4.6%	71.3%	12.2%	0.0%

NYSE: VNO | WWW.VNO.COM	PAGE 16 OF 18

VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS - CONTINUED

Below are reconciliations of NOI at share to same store NOI at share for our New York segment, theMART, 555 California Street and other investments for the three months ended September 30, 2022 compared to June 30, 2022.

(Amounts in thousands)	Total	New York	theMART	555 California Street	Other
NOI at share for the three months ended September 30, 2022	$297,089	$241,154	$35,769	$16,092	$4,074
Less NOI at share from:
Dispositions	(88)	(88)	—	—	—
Development properties	(22,914)	(22,914)	—	—	—
Other non-same store income, net	(5,250)	(1,176)	—	—	(4,074)
Same store NOI at share for the three months ended September 30, 2022	$268,837	$216,976	$35,769	$16,092	$—

NOI at share for the three months ended June 30, 2022	$288,946	$248,092	$19,947	$16,724	$4,183
Less NOI at share from:
Dispositions	(1,628)	(1,628)	—	—	—
Development properties	(21,667)	(21,667)	—	—	—
Other non-same store income, net	(4,231)	(48)	—	—	(4,183)
Same store NOI at share for the three months ended June 30, 2022	$261,420	$224,749	$19,947	$16,724	$—

Increase (decrease) in same store NOI at share	$7,417	$(7,773)	$15,822	$(632)	$—

% increase (decrease) in same store NOI at share	2.8%	(3.5)%	79.3%	(3.8)%	0.0%

NYSE: VNO | WWW.VNO.COM	PAGE 17 OF 18

VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS - CONTINUED

Below are reconciliations of NOI at share - cash basis to same store NOI at share - cash basis for our New York segment, theMART, 555 California Street and other investments for the three months ended September 30, 2022 compared to June 30, 2022.

(Amounts in thousands)	Total	New York	theMART	555 California Street	Other
NOI at share - cash basis for the three months ended September 30, 2022	$295,670	$237,692	$36,772	$16,926	$4,280
Less NOI at share - cash basis from:
Dispositions	(88)	(88)	—	—	—
Development properties	(15,796)	(15,796)	—	—	—
Other non-same store income, net	(5,665)	(1,385)	—	—	(4,280)
Same store NOI at share - cash basis for the three months ended September 30, 2022	$274,121	$220,423	$36,772	$16,926	$—

NOI at share - cash basis for the three months ended June 30, 2022	$284,671	$241,903	$21,541	$16,855	$4,372
Less NOI at share - cash basis from:
Dispositions	(1,715)	(1,715)	—	—	—
Development properties	(14,657)	(14,657)	—	—	—
Other non-same store income, net	(4,715)	(343)	—	—	(4,372)
Same store NOI at share - cash basis for the three months ended June 30, 2022	$263,584	$225,188	$21,541	$16,855	$—

Increase (decrease) in same store NOI at share - cash basis	$10,537	$(4,765)	$15,231	$71	$—

% increase (decrease) in same store NOI at share - cash basis	4.0%	(2.1)%	70.7%	0.4%	0.0%

NYSE: VNO | WWW.VNO.COM	PAGE 18 OF 18